UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

Lorillard, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road Greensboro, North Carolina	24708-7018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 335-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 19, 2011, Lorillard, Inc. (the “Company”) held its 2011 annual meeting of shareholders (the “Annual Meeting”) in Greensboro, North Carolina (i) to elect three Class III directors to hold office until the annual meeting of shareholders for 2014, and until their successors are duly elected and qualified, (ii) to hold a non-binding, advisory vote on the Company’s executive compensation, (iii) to hold a non-binding, advisory vote on the frequency of future advisory votes on the Company’s executive compensation, (iv) to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, (v) to consider a shareholder proposal on a majority vote standard for director elections and (vi) to consider a shareholder proposal on reporting political contributions and expenditures. There were 116,269,664 shares of the Company’s common stock, constituting in excess of 80% of the outstanding shares on the record date (March 29, 2011), represented in person or by proxy at the meeting. The results for each of the matters voted upon at the Annual Meeting are set forth below:
Proposal 1 — Election of Class III Directors.

	Votes Cast For	Votes Withheld	Broker Non-Votes
Dianne Neal Blixt	103,769,663	1,448,423	11,051,578
David E.R. Dangoor	103,206,302	2,011,784	11,051,578
Murray S. Kessler	102,559,418	2,658,668	11,051,578
Each of the Class III directors was duly elected. In addition, the terms of office for the following directors continued after the meeting: Robert C. Almon, Virgis W. Colbert, Kit D. Dietz, Richard W. Roedel and Nigel Travis.
Proposal 2 — Advisory vote on the Company’s executive compensation.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
88,426,448	16,585,794	205,844	11,051,578
The proposal was approved on an advisory basis.
Proposal 3 — Advisory vote on the frequency of future advisory votes the Company’s executive compensation.

Votes Cast for 1 Year	Votes Cast for 2 Years	Votes Cast for 3 Years	Abstentions	Broker Non-Votes
83,185,600	229,333	21,757309	45,844	11,051,578
The shareholders voted, on an advisory basis, that the Company hold future advisory votes on the Company’s executive compensation every one year. In accordance with this advisory vote, the Board of Directors has determined to hold an annual advisory vote on the Company’s executive compensation until the next advisory vote on the frequency of future advisory votes on the Company’s executive compensation, which is required to be held every six years.
Proposal 4 — Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Number of	Number of	Number of
Votes Cast For	Votes Cast Against	Abstentions
114,518,244	1,674,484	76,936
The selection of Deloitte & Touche LPP was ratified.
Proposal 5 — Shareholder proposal on a majority vote standard for director elections.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
89,315,479	12,909,781	976,121	13,068,283
The proposal was approved.
Proposal 6 — Shareholder proposal on reporting political contributions and expenditures.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
42,271,340	49,955,016	12,991,730	11,051,578
The proposal was defeated.

Item 7.01 Regulation FD Disclosure.
At the Company’s Annual Meeting on May 19, 2011, Mr. Murray S. Kessler, Chairman, President and CEO, stated that the Company’s Board of Directors considered the shareholder proposals and intends to implement a majority voting standard for director elections prior to its next annual meeting of shareholders. Mr. Kessler further stated that, despite the fact that the shareholder proposal on political contributions and expenditures was defeated, the Company intends to provide additional disclosure regarding the principles and criteria it has established for making political contributions and expenditures as well as the oversight of such contributions.
The information under Item 7.01 in this Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Forward-Looking Statements
Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. In addition, any statement that may be provided by management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible actions by Lorillard, Inc. are also forward-looking statements as defined by the Reform Act.
Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those anticipated or projected. Information describing factors that could cause actual results to differ materially from those in forward-looking statements is available in Lorillard, Inc.’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available from the SEC over the Internet or in hard copy, and are available on our website at www.lorillard.com. Forward-looking statements speak only as of the time they are made, and we expressly disclaim any obligation or undertaking to update these statements to reflect any change in expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC. (Registrant)
By:	/s/ David H. Taylor
David H. Taylor
Executive Vice President, Finance and Planning and Chief Financial Officer

Dated: May 20, 2011